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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               November 14, 2001
                                                --------------------------------


                                quepasa.com, inc.
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               (Exact name of Registrant as specified in charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)


        0-25565                                           86-0879433
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employee Identification No.)


7904 E. Chaparral Rd., Ste. A110, PMB 160
          Scottsdale, AZ                                                85250
-----------------------------------------                             ----------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (480) 949-3749


                         400 E. Van Buren, Fourth Floor
                             Phoenix, Arizona 85004
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On November 26, 2001, the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release announces that, on November 15, 2001, the Registrant received a decision from the American Arbitration Association in the arbitration proceeding initiated against Telemundo Network Group LLC (Telemundo) in February 2001. In accordance with the arbitration award, (a) the Registrant is not permitted to transfer, sell or use any of the unused advertising credits that were issued under the original agreement between the Registrant and Telemundo, (b) Telemundo is required to return the 600,000 shares of the Registrant's common stock that it owns (representing approximately 3.6% of the Registrant's issued and outstanding capital stock), (c) the Registrant has no further duties or obligations under the agreement and (d) the Registrant is required to pay (i) the administrative fees and expenses of the arbitrator in a total amount of $19,452.50 (of which $4,350.00 must be paid directly to Telemundo as fees previously advanced), and (ii) Telemundo for the attorney's fees and costs incurred in connection with the arbitration in a total amount of $202,001.40. The Registrant believes that the arbitration decision was wrongly decided and is considering its options for appeal.

ITEM 7. EXHIBITS.

     99.1      Press Release dated November 26, 2001.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  quepasa.com, inc.
                                        ---------------------------------------
                                                    (Registrant)


Date: November 26, 2001                 By: /s/ ROBERT J. TAYLOR
                                            -----------------------------------
                                            Robert J. Taylor
                                            President & Chief Financial Officer